Exhibit 99.4
Unaudited Pro Forma Condensed Combined Financial Statements
On June 1, 2011, Insulet Corporation (“Insulet”) entered into a Merger Agreement with Neighborhood Holdings, Inc. and its subsidiaries (“Neighborhood”). Pursuant to the terms of the Merger Agreement, Insulet paid cash consideration of approximately $37.9 million and issued 1,197,631 shares of common stock in exchange for the issued and outstanding shares of preferred and common stock of Neighborhood. The cash portion of the purchase price may be increased by the Make-Whole Payment as defined in the Merger Agreement.
The unaudited pro forma condensed combined financial statements combine (i) the historical balance sheets of Insulet and Neighborhood as of March 31, 2011, giving pro forma effect to the merger transaction as if it had occurred on March 31, 2011 and (ii) the historical statements of operations of Insulet and Neighborhood for the year ended December 31, 2010 and the three months ended March 31, 2011, giving pro forma effect to the merger transaction as if it had occurred on January 1, 2010. Insulet’s fiscal year ends on December 31, whereas Neighborhood’s fiscal year ends on June 30. The selected unaudited pro forma condensed combined statement of operations information for the year ended December 31, 2010 has been prepared using Neighborhood’s historical unaudited financial statements for the six month period ended June 30, 2010 and the six month period ended December 31, 2010.
The historical financial information has been adjusted to give effect to pro forma events that are directly attributable to the merger transaction, are factually supportable and, in the case of the pro forma statements of operations, have a recurring impact. The pro forma adjustments are preliminary, and the unaudited pro forma condensed consolidated combined financial statements are not necessarily indicative of the financial position or results of operations that may have actually occurred had the merger transaction taken place on the dates noted, or the future financial position or operating results of the combined company. The pro forma adjustments are based upon available information and assumptions that we believe are reasonable. We expect to incur additional costs related to employee severance and other restructuring costs related to the merger transaction. We have not yet completed our assessment or have an estimate of these costs. These costs will be accounted for in accordance with Accounting Standards Codification 805, Business Combinations (“ASC 805”). Under the purchase method of accounting, the total purchase price is allocated to the net tangible and intangible assets acquired and liabilities assumed, based on various estimates of their respective fair values.
The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Insulet and Neighborhood and the related notes to the unaudited pro forma condensed combined financial statements.

Insulet Corporation
Unaudited Pro Forma Condensed Combined Balance Sheet
March 31, 2011

	Actual		Pro Forma
	March 31, 2011		Adjustments		Pro
	Insulet	Neighborhood	Note 2		Forma
	(In thousands)
ASSETS
Current Assets
Cash and cash equivalents	$104,488	$63	$(37,855	) A	$66,696
Accounts receivable, net	15,009	9,011	(60	) H	23,960
Inventories	12,199	1,783	—		13,982
Prepaid expenses and other current assets	1,841	68	—		1,909
Deferred income tax assets	—	826	(826	) F	—

Total current assets	133,537	11,751	(38,741)		106,547
Property and equipment, net	14,256	391	—		14,647
Goodwill	—	4,722	62,347	A	30,631
			(5,420	) B
			(32,900	) C
			(4,722	) E
			4,722	E
			355	F
			1,627	I
			(120	) J
			20	K
Customer relationships	—	—	30,100	C	23,090
			(7,010	) D
Tradename	—	—	2,800	C	2,567
			(233	) D
Other assets	1,133	64	(9	) J	1,168
			(20	) K

Total assets	$148,926	$16,928	$12,796		$178,650

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$6,213	$2,074	$(60	) H	$8,227
Accrued expenses	8,742	1,738	(129	) J	10,351
Deferred revenue	1,842	—	—		1,842
Income taxes payable	—	271	—		271
Patient credit balances	—	796	—		796
Short term debt	—	3,438	—		3,438

Total current liabilities	16,797	8,317	(189)		24,925
Long-term debt	70,857	541	—		71,398
Deferred income tax liabilities	—	471	(471	) F	—
Other long-term liabilities	1,492	28	61	A	1,581

Total liabilities	89,146	9,357	(599)		97,904
Stockholders’ Equity
Preferred stock, at par	—	2,300	(2,300	) B	—
Common stock, at par	46	—	1	A	47
Additional paid-in capital	453,435	399	24,430	A	477,865
			(399	) B
Retained earnings (accumulated deficit)	(393,701)	4,872	(2,721	) B	(397,166)
			(7,243	) D
			1,627	I

Total stockholders’ equity	59,780	7,571	13,395		80,746

Total liabilities and stockholders’ equity	$148,926	$16,928	$12,796		$178,650

Insulet Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Three Months Ended March 31, 2011

	Actual
	Three Months Ended		Pro Forma
	March 31, 2011		Adjustments		Pro
	Insulet	Neighborhood	Note 2		Forma
	(In thousands, except share and per share data)
Revenue	$28,258	$15,374	$(161	) G	$43,471
Cost of revenue	14,725	10,119	(161	) G	24,683

Gross profit	13,533	5,255	—		18,788
Operating expenses:
Research and development	4,589	—	—		4,589
General and administrative	7,211	4,312	1,252	D	12,775
Sales and marketing	9,006	—	—		9,006

Total operating expenses	20,806	4,312	1,252		26,370

Operating income (loss)	(7,273)	943	(1,252)		(7,582)

Interest income	37	20	—		57
Interest expense	(2,612)	(74)	—		(2,686)

Other expense, net	(2,575)	(54)	—		(2,629)

Income (loss) before provision for income taxes	(9,848)	889	(1,252)		(10,211)

Provision for income taxes	—	(341)	341	I	—
Net income (loss)	$(9,848)	$548	$(911)		$(10,211)

Net loss per share basic and diluted	$(0.22)				$(0.22)

Weighted average number of shares used in calculating basic and diluted net loss per share	45,583,242		1,197,631	A	46,780,873

Insulet Corporation
Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2010

	Actual
	Year Ended		Pro Forma
	December 31, 2010		Adjustments		Pro
	Insulet	Neighborhood	Note 2		Forma
	(In thousands, except share and per share data)
Revenue	$96,966	$59,717	$(508	) G	$156,175
Cost of revenue	53,240	39,438	(508	) G	92,170

Gross profit	43,726	20,279	—		64,005
Operating expenses:
Research and development	16,566	—	—		16,566
General and administrative	26,667	16,719	5,991	D	49,377
Sales and marketing	34,695	—	—		34,695
Impairment of assets	4,431	—	—		4,431

Total operating expenses	82,359	16,719	5,991		105,069

Operating profit (loss)	(38,633)	3,560	(5,991)		(41,064)

Interest income	168	71	—		239
Interest expense	(22,694)	(538)	—		(23,232)

Other expense, net	(22,526)	(467)	—		(22,993)

Income (loss) before provision for income taxes	(61,159)	3,093	(5,991)		(64,057)

Provision for income taxes	—	(1,286)	1,286	I	—

Net income (loss)	$(61,159)	$1,807	$(4,705)		$(64,057)

Net loss per share basic and diluted	$(1.54)				$(1.57)

Weighted average number of shares used in calculating basic and diluted net loss per share	39,607,899		1,197,631	A	40,805,530

INSULET CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Description of Merger and Basis of Presentation
On June 1, 2011, Insulet entered into a Merger Agreement with Neighborhood whereby Insulet paid total consideration of approximately $62.4 million, consisting of approximately $37.9 million of cash and 1,197,631 shares of common stock with a fair market value of $24.4 million, to acquire the outstanding preferred and common shares of Neighborhood.
2. Pro Forma Adjustments
The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follow:
(A)	To record the total consideration given by Insulet of $37.9 million in cash, 1,197,631 shares of Insulet common stock with a fair market value of approximately $24.4 million based on the closing price of the common stock on the date of the merger and a liability of approximately $0.1 million which represents the fair value of the potential additional cash consideration provided under the Merger Agreement to the existing shareholders of Neighborhood in exchange for their outstanding shares of Neighborhood preferred and common stock.

(B)	To record the elimination of the stockholders’ equity of Neighborhood as of the merger date.

(C)	To record the purchase price allocation to identifiable intangible assets acquired based on a third-party valuation.

(D)	To record amortization expense related to the identifiable intangible assets acquired.

(E)	To record the elimination of Neighborhood’s goodwill.

(F)	To establish a valuation allowance against Neighborhood’s deferred income tax balances.

(G)	To record the elimination of intercompany revenue and cost of revenue between Insulet and Neighborhood.

(H)	To record the elimination of intercompany receivables and payables between Insulet and Neighborhood.

(I)	To reflect the utilization of Insulet’s operating losses on Neighborhood’s provision for income taxes.

(J)	To record the elimination of Neighborhood’s deferred rent.

(K)	To record the elimination of Neighborhood’s loan acquisition costs.
The purchase price consists of the payment of approximately $37.9 million of cash, 1,197,631 shares of Insulet common stock at the June 1, 2011, closing price of $20.40 per share and a liability of approximately $0.1 million related to the potential additional cash consideration. Of the approximately $37.9 million of cash, $6.6 million is subject to a hold back by Insulet for a period of 12 months as security for the sellers’ indemnification obligations under the Merger Agreement. The Company performed a valuation of intangible assets and identified $30.1 million of customer relationship assets and $2.8 million of trade name assets. The useful life of the customer relationship assets was estimated to be 20 years, and the useful life of the trade name assets was estimated to be 15 years. The Company is amortizing these identified assets over their estimated useful lives. The purchase price allocation has not been finalized and is subject to change upon recording of actual transaction costs and completion of valuations of tangible assets and liabilities. Insulet is in the process of completing its assessment of the estimated fair value of Neighborhood’s net assets acquired.